EXHIBIT 10.2



                             SUMMARY OF COMPENSATION
                        ARRANGEMENTS WITH CERTAIN PERSONS

     The Company's executive officers do not have employment agreements with the Company. Their salaries as of February 28, 2007 were as follows:


                              Tri City    Tri City       Tri City
            Name             Bankshares   Nat'l Bank   Capital Corp     Total
--------------------------   ----------   ----------   ------------   ---------
Henry Karbiner, Jr           $ 70,000     $ 405,090    $ 1,500        $ 476,590
Ronald K. Puetz              $ 15,000     $ 292,900    $ 1,000        $ 308,900
Robert W. Orth               $ 10,000     $ 246,800                   $ 256,800
Scott A. Wilson              $ 10,000     $ 238,600    $ 1,000        $ 249,600
Scott D. Gerardin            $  5,000     $ 147,000                   $ 152,000

     In addition, executive officers are eligible to participate in the Company's bonus plan.